Exhibit 99.1

Trump Media Registers Trademarks for Truth.Fi Investment Vehicles

TMTG Quickly Advancing Plans to Launch America First-Themed ETFs, SMAs

SARASOTA, Fla., Feb. 6, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq: DJT) ("TMTG"), operator of the social media platform Truth Social and the video streaming platform Truth+, is announcing today that the company has applied to register trademarks for brand names connected to the launch of its customized exchange-traded funds ("ETFs") and customized separately managed accounts ("SMAs") beginning this year,

The trademarks comprise the following:

➢	Truth.Fi Made in America ETF
➢	Truth.Fi Made in America SMA
➢	Truth.Fi U.S. Energy Independence ETF
➢	Truth.Fi U.S. Energy Independence SMA
➢	Truth.Fi Bitcoin Plus ETF
➢	Truth.Fi Bitcoin Plus SMA

The investment vehicles will be components of the new Truth.Fi brand covering financial services and financial technology. The launch of Truth.Fi is part of TMTG’s financial services and FinTech strategy that includes the investment of up to $250 million to be custodied by Charles Schwab, which will partner with TMTG to develop the SMAs.

Additionally, the company has signed a services agreement and a licensing agreement with an affilitae of Yorkville Advisors ("Yorkville"). Subject to necessary approvals, Yorkville will act as the Registered Investment Advisor for the new financial vehicles, playing a lead role in constructing the products and shepherding them through the regulatory process.

TMTG CEO and Chairman Devin Nunes said, “We aim to give investors a means to invest in American energy, manufacturing, and other firms that provide a competitive alternative to the woke funds and debanking problems that you find throughout the market. We’re exploring a range of ways to differentiate our products, including  strategies related to bitcoin. We will continue to finetune our intended product suite to develop the optimal mix of offerings for investors who believe in America First principles.”

Yorkville President Mark Angelo said, “Yorkville is pleased to take this next important step with TMTG in its development of America First investment vehicles. We greatly value our position as a strategic financial partner to TMTG and are proud to join with TMTG in the Truth.Fi movement.”

About TMTG

The mission of TMTG is to end Big Tech's s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Cautionary Statement About Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations about future events, including the rollout of products and features and the future plans, timing and potential success of our future collaborations. The forward-looking statements included in this press release are based on our current beliefs and expectations of our management as of the date of this press release. These statements are not guarantees or indicative of future performance. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled," "anticipates," "soon," "goal," "intends," or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. Important assumptions and other important factors that could cause actual results to differ materially from those forward- looking statements include, but are not limited to, our ability to recognize the anticipated benefits of Truth.Fi and our future collaborations; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history making it difficult to evaluate our business and prospects; our inability to effectively manage future growth and achieve operational efficiencies; our inability to grow or maintain our active user base; our inability to achieve or maintain profitability; occurrence of a cyber incident resulting in information theft, data corruption, operational disruption and/or financial loss; potential diversion of management's attention and consumption of resources as a result of new products and strategies; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this press release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact
press@tmtgcorp.com